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                                  Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our Independent Auditors' Report dated March 13, 2003 covering the financial statements of Health Sciences Group, Inc. and Subsidiaries for each of the two years in the period ended December 31, 2002 to be included in this Form SB-2 registration statement to be filed with the Commission on approximately May 19, 2003.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

  /s/  Stonefield  Josephson,  Inc.

STONEFIELD  JOSEPHSON,  INC.

Santa  Monica,  California
May  19,  2003




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